Exhibit 10.60

ST GEORGE INVESTMENTS LLC
303 EAST WACKER DRIVE, SUITE 1200
CHICAGO, IL 60601

September 24, 2014

VIA EMAIL

Epazz, Inc.

Attn: Shaun Passley

205 W. Wacker Dr., Suite 1320

Chicago, IL 60606

email: shaun@epazz.net

RE:       DEFAULT NOTICE

Dear Mr. Passley:

I write in connection with that certain Convertible Promissory Note dated September 5,2013 issued by Epazz, Inc., an Illinois corporation (the "Borrower"), in favor of St George Investments LLC, a Utah limited liability company (the "Holder"), in the original principal amount of $56,900.00 (the "Note"), and that certain Note Purchase Agreement dated September 5,2013 by and between the Borrower and the Holder (the "Agreement"). Capitalized terms used in this letter without definition shall have the meanings given to them in the Note.

Events of Default

Section 3.10) of the Note requires the Borrower to comply with the reporting requirements of the Securities Exchange Act of 1934. The Borrower was required to file their Form 10-K for the period ending December 31,2013 on or before March 31,2014 (the "Form 10-K Filing Due Date"). The Borrower did not file their Form 10-K until July 18, 2014. As a result of the Borrower's failure to file their Form 10-K for the period ending December 31, 2013 by the Form 10-K Filing Due Date, an Event of Default has occurred under the Note as of March 31, 2014 (the "Filing Default Date").

Additionally, pursuant to Section 3.1(a) of the note, the Borrower was required to pay the Outstanding Balance of the Note on June 5,2014 (the "Maturity Date"). The Borrower failed to pay the Outstanding Balance of the Note by the Maturity Date, nor has it been paid as of the date of this letter. As a result of the Borrower's failure to repay the Note on the Maturity Date, a second Event of Default occurred under the Note as of June 5, 2014 (the "Payment Default Date").

Default Effects

In accordance with Section 3.2 of the Note, upon the occurrence of any Event of Default, (a) the Outstanding Balance shall increase to 150% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the "Balance Increase"), and (b) this Note shall then accrue interest at the Default Interest rate of 22% per annum; provided, however, that in no event shall the Balance Increase be applied more than two times.

The Outstanding Balance of the Note immediately prior to the Filing Default Date (before applying the first of two Balance Increases) was $44,488.14. After applying the Balance Increase to the Outstanding Balance, the Outstanding Balance increased to $66,732.21 ($44,488.14 x 150%). The Outstanding Balance of the Note immediately prior to the Payment Default Date (before applying the second of two Balance Increases) was $69,445.75. After applying the Balance Increase to the Outstanding Balance, the

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ST GEORGE INVESTMENTS LLC
303 EAST WACICER DRIVE, SUITE 1200
CHICAGO, IL 60601

Outstanding Balance increased to $104,168.63 ($69,445.75 x 150%). Additionally, the Outstanding Balance of the Note began accruing interest at 22% per annum on April 1,2014.

Late Clearing Adjustment Amount

On March 7,2014 (the "Conversion Date"), the Holder delivered a Notice of Conversion to the Borrower in which the Holder elected to convert $15,000.00 of the Outstanding Balance of the Note into 125,000,000 shares of the Borrower's Common Stock (the "Conversion Shares").

Pursuant to Section 1.6(g) of the Note, if the Holder delivers a Notice of Conversion and the Conversion Shares are delivered to Holder or its broker, but it takes longer than five (5) business days after such delivery for such Conversion Shares to be electronically cleared for trading in Holder's brokerage account, then the Late Clearing Adjustment Amount (as defined below) shall be added to the Outstanding Balance of this Note. The "Late Clearing Adjustment Amount" is the amount equal to the number of applicable Conversion Shares multiplied by the excess, if any, of (1) the Trading Price of the Common Stock on the Conversion Date, over (2) the Trading Price of the Common Stock on the date the certificated DTC Eligible Conversion Shares are electronically cleared for trading in the Holder's brokerage account.

The 125,000,000 Conversion Shares were not cleared for trading until September 10,2014 (the "Clearing Date"). The Trading Price of the Common Stock on the Conversion Date was $0.0003, while the Trading Price of the Common Stock on the Clearing Date was $0.0001. As a result of the Trading Price of the Common Stock being lower on the Clearing Date than on the Conversion Date, the Outstanding Balance of the Note increased by the Late Clearing Adjustment Amount of $25,000.00 (125,000,000 Conversion Shares * ($0.0003 - $0.0001)) on September 10, 2014.

As of the date of this letter, the Outstanding Balance of the Note is $136,737.76.

Notwithstanding anything to the contrary herein, the Holder reserves all rights and remedies available to it under the Note and the other Transaction Documents with respect to any Event of Default thereunder. Moreover, any failure or delay by the Holder to exercise any right, power, or remedy shall not constitute a waiver of such right, power, or remedy. If there are any inconsistencies between this Notice and the Transaction Documents, the Transaction Documents shall govern.

If you have any questions, please contact me at jfife@chicagoventure.com or at (312) 297-7001 or Tina Saxton at tsaxton@chicagoventure.com or at (312) 297-7018.

[SIGNATURE PAGE TO FOLLOW]

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ST GEORGE INVESTMENTS LLC
303 EAST WACKER DRIVE, SUITE 1200
CHICAGO, IL 60601

Sincerely,

ST GEORGE INVESTMENTS LLC

By: Fife Tradin Inc., Manager

By: /s/ John M Fife
John M Fife, President

cc:	J. Hansen — Hansen Black Anderson Ashcraft PLLC (via email only)

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